CUSIP No. 00436Q106

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Class A-1 Common Stock of Accel Entertainment, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: April 24, 2023

CLAIRVEST GROUP INC.

By:	/s/ Kenneth Rotman
Name:	Kenneth Rotman
Title:	Chief Executive Officer & Managing Director

By:	/s/ James Miller
Name:	James Miller
Title:	General Counsel & Corporate Secretary

CLAIRVEST EQUITY PARTNERS V LIMITED PARTNERSHIP, by its general partner, CLAIRVEST GP MANAGECO INC.

By:	/s/ Kenneth Rotman
Name:	Kenneth Rotman
Title:	Chief Executive Officer & Managing Director

By:	/s/ James Miller
Name:	James Miller
Title:	Corporate Secretary

CLAIRVEST EQUITY PARTNERS V-A LIMITED PARTNERSHIP, by its general partner, CLAIRVEST GENERAL PARTNER V L.P., by its general partner, CLAIRVEST GP (GPLP) INC.

By:	/s/ Kenneth Rotman
Name:	Kenneth Rotman
Title:	Chief Executive Officer

By:	/s/ James Miller
Name:	James Miller
Title:	Corporate Secretary

CEP V CO-INVESTMENT LIMITED PARTNERSHIP, by its general partner, CLAIRVEST GENERAL PARTNER V L.P., by its general partner, CLAIRVEST GP (GPLP) INC.

By:	/s/ Kenneth Rotman
Name:	Kenneth Rotman
Title:	Chief Executive Officer

By:	/s/ James Miller
Name:	James Miller
Title:	Corporate Secretary

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Class A-1 Common Stock of Accel Entertainment, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: April 24, 2023

/s/ Gordon S. Rubenstein
Gordon S. Rubenstein

/s/ Andrew H. Rubenstein
Andrew H. Rubenstein